WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Dominic C. Canuso
(302) 571-6833; dcanuso@wsfsbank.com
April 24, 2023	Media Contact: Rebecca Acevedo
(215) 253-5566; racevedo@wsfsbank.com

WSFS REPORTS 1Q 2023 EPS OF $1.01 AND ROA OF 1.27%;
REFLECTS THE STRENGTH AND RESILIENCY OF OUR DIVERSIFIED BUSINESSES;
LIQUIDITY AND CAPITAL CONTINUE AT STRONG LEVELS
Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the first quarter of 2023.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	1Q 2023	4Q 2022	1Q 2022
Net interest income	$182.5	$193.9	$138.6
Fee revenue	63.1	64.9	60.6
Total net revenue	245.7	258.8	199.1
Provision for credit losses	29.0	13.4	19.0
Noninterest expense	133.0	132.9	174.5
Net income attributable to WSFS	62.4	84.4	3.8
Pre-provision net revenue (PPNR)(1)	112.6	125.9	24.7
Earnings per share (EPS) (diluted)	1.01	1.37	0.06
Return on average assets (ROA) (a)	1.27%	1.69%	0.07%
Return on average equity (ROE) (a)	11.2	15.7	0.6
Fee revenue as % of total net revenue	25.6	25.0	30.4
Efficiency ratio	54.0	51.2	87.5
GAAP results for the quarterly periods shown below included the following items that are excluded from core results. For 1Q 2023, the valuation adjustment of $0.6 million is related to our derivative liability established from the sale of 360,000 Visa Class B shares in 2Q 2020.

	1Q 2023		4Q 2022		1Q 2022
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)
Visa derivative valuation adjustment(2)	$0.6	$0.01	$0.6	$0.01	$—	$—
Corporate development and restructuring expense	—	—	0.8	0.01	51.6	0.60

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for (recovery of) credit losses. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(2) The Visa derivative valuation adjustment represents an expense to increase the liability and is included in Other income on the Summary Statements of Income.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
CEO Commentary
Rodger Levenson, Chairman, President and CEO, said, "Despite the disruption in banking markets in mid-March, WSFS performed very well this quarter, reflecting the continued strength and diversity of our relationship-based business model. A huge thank you to all of our Associates who rallied together to serve our Customers during this period of uncertainty.
"Our balance sheet remains strong with significant liquidity capacity and capital levels above well-capitalized, even when including the effective AOCI(3) from the total investment portfolio.
"While most credit quality metrics remain at historically favorable levels, ACL reserves increased prudently due to the near-term economic outlook.
"WSFS remains very well positioned to serve our Customers and Communities. During the quarter, we were honored to be named to Forbes' list of America's Best Banks for the fourth year in a row and recognized by Gallup as one of its Exceptional Workplaces of 2023 for the seventh time since 2016."

(3) As used in this press release, effective AOCI is a non-GAAP financial measure. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Highlights for 1Q 2023:
•Core EPS(4) was $1.02 compared to $0.66 for 1Q 2022.
•Core ROA(4) was 1.27% compared to 0.83% for 1Q 2022.
•Customer deposits were flat prior to March 8th, and declined by $200.6 million, or 1% (5% annualized) for the full quarter.
•Highly diverse and granular deposit portfolio, including insured and total protected(5) deposits of 64% and 73% of total customer deposits, respectively.
•Net loan growth of 2% (7% annualized) from 4Q 2022 driven by the commercial portfolio and moderated consumer partnership growth.
•Net interest margin of 4.25% compared to 4.49% for 4Q 2022, reflects increasing deposit betas and funding mix, partially offset by higher loan yields.
•Core fee revenue (noninterest income)(4) was $63.7 million, an increase of $3.1 million, or 5%, compared to 1Q 2022, resulting in a 25.8% core fee revenue ratio(4).
•Total net credit costs were $29.0 million, primarily due to the impacts of the economic uncertainty and forecast on the quarterly provision and net loan growth. The ACL coverage ratio was 1.28% compared to 1.17% at December 31, 2022.
•WSFS Bank capital ratios remain well above well-capitalized levels, with total risk-based capital of 14.56%.
•WSFS repurchased 262,000 shares of common stock at an average price of $49.11 per share, totaling an aggregate of $12.9 million. The Board of Directors also approved a quarterly cash dividend of $0.15 per share.

(4) As used in this press release, core EPS, core ROA, core fee revenue (noninterest income), and core fee revenue ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(5) Protected deposits include insured and collateralized deposits.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
First Quarter 2023 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at March 31, 2023 compared to December 31, 2022 and March 31, 2022:

Loans and Leases
(Dollars in millions)	March 31, 2023		December 31, 2022		March 31, 2022
Commercial & industrial (C&I)	$4,443	37%	$4,408	37%	$4,384	39%
Commercial mortgage	3,473	29	3,351	28	3,361	30
Construction	1,024	8	1,044	9	924	8
Commercial small business leases	577	5	559	5	491	4
Total commercial loans	9,517	79	9,362	79	9,160	81
Residential mortgage	801	6	782	7	862	8
Consumer	1,868	16	1,811	15	1,382	12
ACL	(169)	(1)	(152)	(1)	(136)	(1)
Net loans and leases	$12,017	100%	$11,803	100%	$11,268	100%
At March 31, 2023, WSFS’ net loan and lease portfolio increased $213.6 million, or 7% (annualized), when compared with December 31, 2022 due to increases of $122.0 million in commercial mortgage, $57.5 million in our consumer portfolio, primarily from Spring EQ (home equity loans), $35.1 million in C&I, and $17.6 million in commercial small business leases, partially offset by a decrease of $20.3 million in construction loans.
In line with our Strategic Plan, the C&I portfolio (including owner-occupied real estate) continued to be our largest portfolio at 37% of net loans and leases. Additionally, our total commercial loan portfolio continues to represent a majority of our lending portfolio at 79% of net loans and leases.
Net loans and leases at March 31, 2023 increased $748.5 million, or 7%, when compared with March 31, 2022. The increase was driven by increases of $486.3 million in our Consumer portfolio, primarily from Spring EQ, $111.8 million in commercial mortgage, and $99.8 million in construction loans.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
The following table summarizes customer deposit balances and composition at March 31, 2023 compared to December 31, 2022 and March 31, 2022:

Customer Deposits
(Dollars in millions)	March 31, 2023		December 31, 2022		March 31, 2022
Noninterest demand	$5,299	33%	$5,739	36%	$6,639	37%
Interest-bearing demand	3,159	20	3,347	21	3,292	19
Savings	1,967	13	2,162	13	2,279	13
Money market	4,002	25	3,731	23	4,179	24
Total core deposits	14,427	91	14,979	93	16,389	93
Customer time deposits	1,453	9	1,102	7	1,156	7
Total customer deposits	$15,880	100%	$16,081	100%	$17,545	100%
From year-end 2022 customer deposits were flat prior to March 8th. For the quarter, total customer deposits decreased $200.6 million, or 1% (5% annualized), when compared with December 31, 2022, primarily driven by continued customer utilization of excess liquidity.
Customer deposits decreased by $1.7 billion from March 31, 2022 primarily driven by both continued customer utilization of excess liquidity and $622.7 million from Trust deposits as capital market transactions slow due to market conditions.
More than half of our customer deposits, or 53%, are from our Commercial, Small Business and Wealth Management customer relationships. The loan to deposit ratio was 76% at March 31, 2023, reflecting continued capacity to fund future loan growth. Our insured and total protected deposits were 64% and 73% of total customer deposits, respectively.
Core deposits were a strong 91% of total customer deposits, and no- and low-cost checking accounts represented a robust 53% of total customer deposits, at March 31, 2023, with a weighted average cost of 23bps for the quarter. These core deposits predominantly represent longer-term, less price-sensitive customer relationships.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	March 31, 2023	December 31, 2022	March 31, 2022
Net interest income before purchase accretion	$179.1	$190.0	$135.2
Purchase accounting accretion	3.4	3.8	3.2
Net interest income before PPP	182.5	193.9	138.4
PPP	—	—	0.2
Net interest income	$182.5	$193.9	$138.6

Net interest margin before purchase accretion	4.17%	4.40%	2.94%
Purchase accounting accretion	0.08	0.09	0.07
Net interest margin before PPP	4.25	4.49	3.01
PPP	—	—	—
Net interest margin	4.25%	4.49%	3.01%
Net interest income decreased $11.4 million, or 6% (not annualized), compared to 4Q 2022, primarily due to increasing deposit betas and funding mix, partially offset by higher loan yields. Net interest income increased $44.0 million, or 32%, compared to 1Q 2022, primarily due to the benefits of our asset-sensitive balance sheet.
Net interest margin decreased 24bps from 4Q 2022 primarily due to the reasons noted above. Net interest margin increased 124bps from 1Q 2022, primarily due to a favorable increase of 102bps from the benefits of our asset-sensitive balance sheet and 22bps from loan growth and mix.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Asset Quality
The following table summarizes asset quality metrics as of and for the period ended March 31, 2023 compared to December 31, 2022 and March 31, 2022.

(Dollars in millions)	March 31, 2023	December 31, 2022	March 31, 2022
Problem assets	$416.7	$462.1	$618.1
Nonperforming assets	33.1	43.4	37.8
Delinquencies	100.5	61.2	54.6
Net charge-offs	11.7	7.7	3.3
Total net credit costs (recoveries) (r)	29.0	13.0	19.3
Problem assets to total Tier 1 capital plus ACL	18.65%	21.44%	28.79%
Classified assets to total Tier 1 capital plus ACL	15.38	14.29	18.58
Ratio of nonperforming assets to total assets	0.16	0.22	0.18
Ratio of nonperforming assets (excluding accruing TDRs) to total assets	—	0.12	0.12
Delinquencies to gross loans	0.83	0.51	0.48
Ratio of quarterly net charge-offs to average gross loans	0.40	0.26	0.12
Ratio of allowance for credit losses to total loans and leases (q)	1.28	1.17	1.19
Ratio of allowance for credit losses to nonaccruing loans	528	666	591
See “Notes”
Most asset quality metrics remained relatively stable during the quarter and continued to reflect the strength of the originated and acquired portfolios. Total problem assets(6) decreased to $416.7 million at March 31, 2023 compared to $462.1 million at December 31, 2022. Total problem assets to total Tier 1 capital plus ACL was 18.65% at March 31, 2023, compared to 21.44% at December 31, 2022.
Delinquencies to gross loans increased to 0.83% at March 31, 2023 compared to 0.51% at December 31, 2022, primarily driven by a 19bps increase from two long-term problem loan relationships, one of which is still accruing. While these loans are C&I long-term care facilities, this portfolio is approximately $130.0 million in total outstandings.
The ratio of nonperforming assets to total assets remained relatively stable at 0.16% compared to 0.22% at December 31, 2022, and includes the adoption of troubled loan accounting. Net charge-offs for 1Q 2023 were $11.7 million, or 0.40% (annualized) of average gross loans. The increase over the prior quarter was primarily due to slightly higher commercial charge-offs and normal maturation of NewLane and Upstart portfolios, along with lower recoveries in the quarter.

(6) Total problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Total net credit costs were $29.0 million in the quarter compared to $13.0 million in 4Q 2022. The increase in credit costs was primarily due to $17.9 million from the impacts of the economic uncertainty and forecast and $6.6 million related to the mix of new loan originations. The ACL was $169.2 million as of March 31, 2023, an increase of $17.3 million from December 31, 2022, primarily due to the above factors, partially offset by favorable migration and net charge-offs. The ACL coverage ratio was 1.28% compared to 1.17% at December 31, 2022.
Core Fee Revenue
Core fee revenue (noninterest income) of $63.7 million decreased $1.8 million, or 3% (not annualized), compared to 4Q 2022, primarily driven by a decrease of $2.2 million in other income from our equity investments. The decrease was partially offset by an increase of $0.4 million in mortgage banking fees.
Core fee revenue increased $3.1 million, or 5%, compared to 1Q 2022, primarily driven by an $8.1 million increase in Cash Connect® income. The increase was partially offset by decreases of $1.8 million in mortgage banking fees, $1.3 million from BMT Insurance Advisors (sold in 2Q 2022), $0.6 million from gain on sale of SBA loans, and $0.5 million from other investing activities.
For 1Q 2023, our core fee revenue ratio was 25.8% compared to 25.2% in 4Q 2022 and 30.4% in 1Q 2022. Fees continue to be resilient and well-diversified among various sources, including traditional and other banking fees, mortgage banking, capital markets, Wealth Management, and Cash Connect®.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Core Noninterest Expense(7)
Core noninterest expense of $133.1 million increased $0.9 million, or 1% (not annualized), compared to 4Q 2022. When excluding a $2.3 million net benefit from nonrecurring items, core noninterest expense was $135.4 million, or an increase of $3.2 million. The increase is primarily due to $2.8 million in salaries and benefits and $1.9 million from Cash Connect® driven by the rising interest rate environment. These increases were partially offset by $1.8 million lower professional fees related to Wealth customer-related tax services (offset in fee revenue) and legal costs.
Core noninterest expense increased $10.2 million, or 8% (not annualized), compared to 1Q 2022. When excluding the nonrecurring items, core noninterest expense increased $12.5 million, or 10%, primarily due to $7.5 million of higher variable operating costs, including $5.7 million from Cash Connect®, in addition to $2.2 million in salaries and benefits, and $1.2 million in FDIC assessment. Our core efficiency ratio was 53.9% in 1Q 2023, compared to 50.8% in 4Q 2022 and 61.7% in 1Q 2022.
Income Taxes
We recorded a $20.9 million income tax provision in 1Q 2023, compared to a $28.0 million income tax provision in 4Q 2022 and $1.7 million in 1Q 2022, driven by higher earnings.
The effective tax rate was 25.0% in 1Q 2023, compared to 24.9% in 4Q 2022 and 30.5% in 1Q 2022. The decrease in effective tax rate for 1Q 2023 compared to 1Q 2022 was primarily due to the acquisition of Bryn Mawr Trust in 1Q 2022, including higher state taxes and other nondeductible costs.

(7) As used in this press release, core noninterest expense is a non-GAAP financial measure. This non-GAAP financial measure excludes corporate development and restructuring expense. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Capital Management
Capital levels remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at March 31, 2023 with WSFS Bank’s Tier 1 leverage ratio of 10.57%, Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.39%, and Total Risk-based capital ratio of 14.56%.
WSFS’ total stockholders’ equity increased $101.2 million, or 5% (not annualized), during 1Q 2023. The increase was primarily due to quarterly earnings of $62.4 million and an improvement in accumulated other comprehensive income (AOCI) of $57.4 million from market-value increases on investment securities. These increases were partially offset by capital returns of $22.1 million to stockholders including $12.9 million from share repurchases and $9.3 million from quarterly dividends.
WSFS’ tangible common equity(8) increased $105.2 million, or 9% (not annualized), compared to December 31, 2022. WSFS’ common equity to assets ratio was 11.35% at March 31, 2023, and our tangible common equity to tangible assets ratio(8) increased by 41bps during the quarter to 6.72%, primarily due to the reasons described above.
At March 31, 2023, book value per share was $37.57, an increase of $1.78, or 5% (not annualized), from December 31, 2022, and tangible common book value per share(8) was $21.15, an increase of $1.79, or 9% (not annualized), from December 31, 2022, primarily due to the reasons described above.
During 1Q 2023, WSFS repurchased 262,000 shares of common stock for an aggregate of $12.9 million. As of March 31, 2023, WSFS has 6,326,771 shares, or approximately 10% of outstanding shares, remaining to repurchase under its current authorizations.
The Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. This dividend will be paid on May 19, 2023 to stockholders of record as of May 5, 2023.

(8) As used in this press release, tangible common equity, tangible common equity to tangible assets ratio and tangible common book value per share are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth Management
The Wealth Management segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional clients through multiple integrated businesses.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions)	March 31, 2023	December 31, 2022	March 31, 2022
Net interest income	$17.9	$18.7	$7.1
Provision for (recovery of) credit losses	1.3	0.1	(0.2)
Fee revenue	30.9	31.0	31.9
Noninterest expense(9)	24.2	23.6	23.8
Pre-tax income	23.4	25.9	15.5
Performance Metrics
Institutional and Delaware trust revenue	$17.0	$17.1	$14.1
Private wealth management revenue	13.1	13.1	14.7
AUM/AUA(10)	65,562	64,517	58,082
Wealth Management reported pre-tax income of $23.4 million in 1Q 2023 compared to $25.9 million in 4Q 2022, and $15.5 million in 1Q 2022. The quarter-over-quarter decrease was primarily attributable to higher interest expense while the year-over-year increase was mainly from the higher interest rate environment.
Fee revenue was $30.9 million in 1Q 2023, relatively flat compared to 4Q 2022, and a decrease of $1.0 million, or 3%, compared to 1Q 2022, primarily due to income from BMT Insurance Advisors in 1Q 2022, which was sold in the second quarter of 2022. Fee revenue was generally consistent with prior quarter across The Bryn Mawr Trust Company of Delaware, Institutional Services, and the AUM-based private wealth management business.
Total noninterest expense was $24.2 million in 1Q 2023, compared to $23.6 million in 4Q 2022 and $23.8 million in 1Q 2022. The quarter-over-quarter increase was primarily driven by salaries, benefits and other compensation.
Net AUM of $8.0 billion at the end of 1Q 2023 increased $0.3 billion compared to 4Q 2022, and decreased $1.0 billion compared to 1Q 2022. The quarter-over-quarter increase was primarily impacted by positive returns in both equity and fixed income markets. The year-over-year decrease was due to market declines and client cash outflows.

(9) Includes intercompany allocation of expense and excludes provision for credit losses.
(10) Represents Assets Under Management and Assets Under Administration.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and retail safes nationwide and supports ATMs for WSFS Bank Customers with one of the largest branded ATM networks in our region.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	March 31, 2023	December 31, 2022	March 31, 2022
Net revenue(11)	$15.5	$13.9	$10.5
Noninterest expense(12)	14.8	12.7	8.7
Pre-tax income	0.6	1.2	1.8
Performance Metrics
Cash managed	$1,698	$1,717	$1,863
Number of serviced non-bank ATMs and retail safes	34,067	33,820	36,072
Number of WSFS owned and branded ATMs	691	686	630
ROA	0.45%	0.65%	1.12%
Cash Connect® reported pre-tax income of $0.6 million for 1Q 2023, a decrease of $0.6 million, compared to 4Q 2022 driven by timing of both insurance-related and certain other operating expenses, and a decrease of $1.2 million compared to 1Q 2022, driven by increased operating costs associated with the rising interest rate environment and costs associated with the growth in the retail safe business. ROA of 0.45% in 1Q 2023 decreased 20bps from 4Q 2022 and decreased 67bps from 1Q 2022, primarily driven by the reasons described above.
Net revenue of $15.5 million in 1Q 2023 was up $1.6 million from 4Q 2022 and up $5.0 million from 1Q 2022 driven by the rising interest rate environment (offset by higher external funding expense) and higher year-over-year managed services volume.
Noninterest expense was $14.8 million in 1Q 2023, an increase of $2.2 million higher compared to 4Q 2022, primarily due to higher external funding expense and the timing impacts noted above, and $6.2 million higher compared to 1Q 2022 driven by higher external funding expense and armored carrier expense year-over-year.
At the end of 1Q 2023, Cash Connect® had approximately $1.7 billion in cash managed with 18% year-over-year growth in retail safe units. Cash Connect® continues to focus on investment in its growing product lines and expand these services across the country, alongside a wide network and strong pipeline of channel partners, retailers, and top-tier financial institutions, in a commitment to improve margin and ROA.
(11) Includes intercompany allocation of income and net interest income.
(12) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
First Quarter 2023 Earnings Release Conference Call
Management will conduct a conference call to review 1Q 2023 results at 1:00 p.m. Eastern Time (ET) on Tuesday, April 25, 2023. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-headquartered bank and trust company in the Greater Philadelphia and Delaware region. As of March 31, 2023, WSFS Financial Corporation had $20.3 billion in assets on its balance sheet and $65.6 billion in assets under management and administration. WSFS operates from 119 offices, 92 of which are banking offices, located in Pennsylvania (61), Delaware (39), New Jersey (17), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Capital Management, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, Powdermill® Financial Solutions, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, and particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, and inflation; the impacts related to or resulting from recent bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company's loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations potential expenses associated with complying with such regulations; and the effects of potential federal government shutdowns or delays; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the discontinued publication of London Inter-Bank Offered Rate (LIBOR) and the transition to an alternative reference interest rate, such as the Secured Overnight Financing Rate (SOFR), including methodologies for calculating the rate that are different from the LIBOR methodology and changed language for existing and new floating or adjustable rate contracts; the success of the Company's growth plans, including its plans to grow the commercial small business leasing, residential, small business and Small Business Administration (SBA) portfolios and wealth management business; the Company's ability to successfully integrate and fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition Customer acceptance of the Company's products and services and related Customer disintermediation, including its recent acquisition of BMBC (the BMBC Merger); negative perceptions or publicity with respect to the Company generally and, in particular, the Company's trust and wealth management business; failure of the financial and operational controls of the Company's Cash Connect® division; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given widespread remote working arrangements; the Company's ability to recruit and retain key Associates; the effects of problems encountered by other financial institutions that adversely affect the Company or the banking industry generally; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Customers and loan origination or sales volumes; possible changes in the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Form 10-K for the year ended December 31, 2022 and other documents filed by the Company with the Securities and Exchange Commission from time to time.
The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended
(Dollars in thousands, except per share data)	March 31, 2023	December 31, 2022	March 31, 2022
Interest income:
Interest and fees on loans	$193,724	$181,644	$118,881
Interest on mortgage-backed securities	27,526	27,778	23,113
Interest and dividends on investment securities	2,237	2,257	1,321
Other interest income	2,896	1,414	822
	226,383	213,093	144,137
Interest expense:
Interest on deposits	35,192	14,644	3,128
Interest on Federal Home Loan Bank advances	3,371	496	—
Interest on senior and subordinated debt	2,573	2,307	1,929
Interest on trust preferred borrowings	1,555	1,336	513
Interest on other borrowings	1,160	424	9
	43,851	19,207	5,579
Net interest income	182,532	193,886	138,558
Provision for credit losses	29,011	13,396	18,971
Net interest income after provision for credit losses	153,521	180,490	119,587
Noninterest income:
Credit/debit card and ATM income	13,361	12,642	7,681
Investment management and fiduciary revenue	30,476	30,731	30,181
Deposit service charges	6,039	6,326	5,825
Mortgage banking activities, net	1,122	742	2,898
Loan and lease fee income	1,372	1,818	1,334
Unrealized loss on equity investment, net	(4)	(8)	(3)
Bank-owned life insurance income	1,510	1,130	105
Other income	9,251	11,499	12,553
	63,127	64,880	60,574
Noninterest expense:
Salaries, benefits and other compensation	72,849	72,492	70,930
Occupancy expense	10,408	10,492	10,792
Equipment expense	9,792	10,320	10,373
Data processing and operations expense	4,724	4,867	5,359
Professional fees	4,439	6,212	3,451
Marketing expense	1,716	2,245	1,266
FDIC expenses	2,582	1,699	1,391
Loan workout and other credit costs	(55)	(401)	328
Corporate development expense	740	1,070	34,038
Restructuring expense	(761)	(319)	17,514
Other operating expenses	26,611	24,226	19,015
	133,045	132,903	174,457
Income before taxes	83,603	112,467	5,704
Income tax provision	20,941	28,032	1,737
Net income	62,662	84,435	3,967
Less: Net income (loss) attributable to noncontrolling interest	258	(14)	163
Net income attributable to WSFS	$62,404	$84,449	$3,804
Diluted earnings per share of common stock:	$1.01	$1.37	$0.06
Weighted average shares of common stock outstanding for fully diluted EPS	61,678,871	61,801,612	65,127,000
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Performance Ratios:
Return on average assets (a)	1.27%	1.69%	0.07%
Return on average equity (a)	11.20	15.74	0.57
Return on average tangible common equity (a)(o)	21.19	31.12	1.58
Net interest margin (a)(b)	4.25	4.49	3.01
Efficiency ratio (c)	54.02	51.22	87.51
Noninterest income as a percentage of total net revenue (b)	25.63	25.01	30.39
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Assets:
Cash and due from banks	$686,788	$332,961	$1,784,460
Cash in non-owned ATMs	409,265	499,017	490,784
Investment securities, available-for-sale	4,086,459	4,093,060	5,495,929
Investment securities, held-to-maturity	1,094,799	1,111,619	84,898
Other investments	73,906	55,516	30,980
Net loans and leases (e)(f)(l)	12,016,579	11,802,977	11,268,099
Bank owned life insurance	100,907	101,935	100,364
Goodwill and intangibles	1,008,250	1,012,232	1,032,189
Other assets	842,337	905,438	676,971
Total assets	$20,319,290	$19,914,755	$20,964,674
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$5,299,094	$5,739,647	$6,638,890
Interest-bearing deposits	10,581,285	10,341,331	10,906,016
Total customer deposits	15,880,379	16,080,978	17,544,906
Brokered deposits	309,309	122,591	78,638
Total deposits	16,189,688	16,203,569	17,623,544
Federal Home Loan Bank advances	800,000	350,000	—
Other borrowings	338,206	376,894	372,402
Other liabilities	688,052	782,406	450,911
Total liabilities	18,015,946	17,712,869	18,446,857
Stockholders’ equity of WSFS	2,306,362	2,205,113	2,520,463
Noncontrolling interest	(3,018)	(3,227)	(2,646)
Total stockholders' equity	2,303,344	2,201,886	2,517,817
Total liabilities and stockholders' equity	$20,319,290	$19,914,755	$20,964,674
Capital Ratios:
Equity to asset ratio	11.35%	11.07%	12.02%
Tangible common equity to tangible asset ratio (o)	6.72	6.31	7.47
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.39	12.86	13.93
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	10.57	10.29	9.98
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.39	12.86	13.93
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	14.56	13.84	14.89
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (t)	$32,017	$22,802	$23,087
Troubled debt restructurings (accruing)	—	19,737	12,933
Assets acquired through foreclosure	1,131	833	1,818
Total nonperforming assets	$33,148	$43,372	$37,838
Past due loans (h)	$13,565	$16,535	$11,623
Troubled loans	18,061	—	—
Allowance for credit losses	169,171	151,871	136,334
Ratio of nonperforming assets to total assets	0.16%	0.22%	0.18%
Ratio of nonperforming assets (excluding accruing TDRs) to total assets	—	0.12	0.12
Ratio of allowance for credit losses to total loans and leases (q)	1.28	1.17	1.19
Ratio of allowance for credit losses to nonaccruing loans	528	666	591
Ratio of quarterly net charge-offs to average gross loans (a)(e)(i)(n)	0.40	0.26	0.12
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)(n)	0.40	0.15	0.12
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans and leases (p)	$4,954,622	$80,744	6.63%	$4,920,329	$76,817	6.21%	$4,851,090	$52,466	4.39%
Commercial real estate loans (s)	4,425,354	71,828	6.58	4,334,772	66,428	6.08	4,292,159	40,639	3.84
Residential mortgage	769,581	8,628	4.48	762,967	8,610	4.51	843,699	9,657	4.58
Consumer loans	1,849,398	31,535	6.92	1,753,871	28,843	6.52	1,357,970	15,284	4.56
Loans held for sale	43,527	989	9.21	56,605	946	6.63	74,694	835	4.53
Total loans and leases	12,042,482	193,724	6.53	11,828,544	181,644	6.10	11,419,612	118,881	4.22
Mortgage-backed securities (d)	4,823,507	27,526	2.28	4,849,450	27,778	2.29	5,223,794	23,113	1.77
Investment securities (d)	376,760	2,237	2.86	377,610	2,257	2.85	330,826	1,321	1.82
Other interest-earning assets	240,943	2,896	4.87	145,668	1,414	3.85	1,721,659	822	0.19
Total interest-earning assets	$17,483,692	$226,383	5.27%	$17,201,272	$213,093	4.93%	$18,695,891	$144,137	3.13%
Allowance for credit losses	(153,181)			(147,990)			(134,780)
Cash and due from banks	230,193			253,031			209,730
Cash in non-owned ATMs	421,057			524,042			509,568
Bank owned life insurance	101,612			100,920			100,756
Other noninterest-earning assets	1,919,065			1,945,047			1,638,727
Total assets	$20,002,438			$19,876,322			$21,019,892
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$3,142,930	$5,024	0.65%	$3,356,188	$3,740	0.44%	$3,435,377	$581	0.07%
Savings	2,065,212	1,256	0.25	2,232,665	459	0.08	2,262,026	162	0.03
Money market	3,861,590	19,258	2.02	3,769,013	8,473	0.89	4,092,835	925	0.09
Customer time deposits	1,276,204	5,993	1.90	1,016,827	1,800	0.70	1,173,023	1,323	0.46
Total interest-bearing customer deposits	10,345,936	31,531	1.24	10,374,693	14,472	0.55	10,963,261	2,991	0.11
Brokered deposits	346,355	3,661	4.29	23,389	172	2.92	63,376	137	0.88
Total interest-bearing deposits	10,692,291	35,192	1.33	10,398,082	14,644	0.56	11,026,637	3,128	0.12
Federal Home Loan Bank advances	267,367	3,371	5.11	45,967	496	4.28	—	—	—
Trust preferred borrowings	90,459	1,555	6.97	90,410	1,336	5.86	90,263	513	2.30
Senior and subordinated debt	233,189	2,573	4.41	248,216	2,307	3.72	248,565	1,929	3.10
Other borrowed funds	131,221	1,160	3.59	78,755	424	2.14	38,396	9	0.10
Total interest-bearing liabilities	$11,414,527	$43,851	1.56%	$10,861,430	$19,207	0.70%	$11,403,861	$5,579	0.20%
Noninterest-bearing demand deposits	5,560,252			6,108,618			6,450,783
Other noninterest-bearing liabilities	770,565			780,336			445,855
Stockholders’ equity of WSFS	2,260,262			2,128,869			2,722,263
Noncontrolling interest	(3,168)			(2,931)			(2,870)
Total liabilities and equity	$20,002,438			$19,876,322			$21,019,892
Excess of interest-earning assets over interest-bearing liabilities	$6,069,165			$6,339,842			$7,292,030
Net interest and dividend income		$182,532			$193,886			$138,558
Interest rate spread			3.71%			4.23%			2.93%
Net interest margin			4.25%			4.49%			3.01%
See “Notes”

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended
Stock Information:	March 31, 2023	December 31, 2022	March 31, 2022
Market price of common stock:
High	$51.77	$50.67	$56.30
Low	34.83	41.81	46.51
Close	37.61	45.34	46.62
Book value per share of common stock	37.57	35.79	38.94
Tangible common book value per share of common stock (o)	21.15	19.36	22.99
Number of shares of common stock outstanding (000s)	61,387	61,612	64,735
Other Financial Data:
One-year repricing gap to total assets (k)	3.34%	6.29%	12.19%
Weighted average duration of the MBS portfolio	6.0 years	5.9 years	5.5 years
Unrealized losses on securities available for sale, net of taxes	$(510,522)	$(563,532)	$(309,792)
Number of Associates (FTEs) (m)	2,177	2,160	2,265
Number of offices (branches, LPO’s, operations centers, etc.)	119	119	122
Number of WSFS owned and branded ATMs	691	686	630
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Excludes reverse mortgage loans.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Includes commercial & industrial loans, PPP loans and commercial small business leases.
(q)Represents amortized cost basis for loans, leases and held-to-maturity securities.
(r)Includes provision for (recovery of) credit losses, loan workout expenses, OREO expenses and other credit costs.
(s)Includes commercial mortgage and commercial construction loans.
(t)Includes nonaccruing troubled loans beginning in 2023 and nonaccruing troubled debt restructurings prior to 2023.

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net interest income (GAAP)	$182,532	$193,886	$138,558
Core net interest income (non-GAAP)	182,532	193,886	138,558
Noninterest income (GAAP)	63,127	64,880	60,574
Plus: Unrealized loss on equity investments, net	(4)	(8)	(3)
Plus: Visa derivative valuation adjustment	(553)	(592)	—
Core fee revenue (non-GAAP)	$63,684	$65,480	$60,577
Core net revenue (non-GAAP)	$246,216	$259,366	$199,135
Core net revenue (non-GAAP)(tax-equivalent)	$246,859	$260,058	$199,349
Noninterest expense (GAAP)	$133,045	$132,903	$174,457
Less: Corporate development expense	740	1,070	34,038
(Plus)/less: Restructuring expense	(761)	(319)	17,514
Core noninterest expense (non-GAAP)	$133,066	$132,152	$122,905
Core efficiency ratio (non-GAAP)	53.9%	50.8%	61.7%
Core fee revenue ratio (non-GAAP) (b)	25.8%	25.2%	30.4%

	End of period
	March 31, 2023	December 31, 2022	March 31, 2022
Total assets (GAAP)	$20,319,290	$19,914,755	$20,964,674
Less: Goodwill and other intangible assets	1,008,250	1,012,232	1,032,189
Total tangible assets (non-GAAP)	$19,311,040	$18,902,523	$19,932,485
Total stockholders’ equity of WSFS (GAAP)	$2,306,362	$2,205,113	$2,520,463
Less: Goodwill and other intangible assets	1,008,250	1,012,232	1,032,189
Total tangible common equity (non-GAAP)	$1,298,112	$1,192,881	$1,488,274

Tangible common book value per share:
Book value per share (GAAP)	$37.57	$35.79	$38.94
Tangible common book value per share (non-GAAP)	21.15	19.36	22.99
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	11.35%	11.07%	12.02%
Tangible common equity to tangible assets ratio (non-GAAP)	6.72	6.31	7.47

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
GAAP net income attributable to WSFS	$62,404	$84,449	$3,804
Plus/(less): Pre-tax adjustments: Unrealized loss on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	536	1,351	51,555
(Plus)/less: Tax impact of pre-tax adjustments	(134)	(308)	(12,344)
Adjusted net income (non-GAAP) attributable to WSFS	$62,806	$85,492	$43,015

GAAP return on average assets (ROA)	1.27%	1.69%	0.07%
Plus/(less): Pre-tax adjustments: Unrealized loss on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	0.01	0.03	0.99
(Plus)/less: Tax impact of pre-tax adjustments	(0.01)	(0.01)	(0.23)
Core ROA (non-GAAP)	1.27%	1.71%	0.83%

Earnings per share (diluted) (GAAP)	$1.01	$1.37	$0.06
Plus/(less): Pre-tax adjustments: Unrealized loss on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	0.01	0.02	0.79
(Plus)/less: Tax impact of pre-tax adjustments	—	(0.01)	(0.19)
Core earnings per share (non-GAAP)	$1.02	$1.38	$0.66

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$62,404	$84,449	$3,804
Plus: Tax effected amortization of intangible assets	2,880	2,925	2,980
Net tangible income (non-GAAP)	$65,284	$87,374	$6,784
Average stockholders’ equity of WSFS	$2,260,262	$2,128,869	$2,722,263
Less: Average goodwill and intangible assets	1,010,645	1,014,985	982,800
Net average tangible common equity	$1,249,617	$1,113,884	$1,739,463
Return on average tangible common equity (non-GAAP)	21.19%	31.12%	1.58%

Non-GAAP Reconciliation - continued (o):	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Calculation of PPNR:
Net income (GAAP)	$62,662	$84,435	$3,967
Plus: Income tax provision	20,941	28,032	1,737
Plus: Provision for credit losses	29,011	13,396	18,971
PPNR (non-GAAP)	$112,614	$125,863	$24,675
Plus/(less): Pre-tax adjustments: Unrealized loss on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	536	1,351	51,555
Core PPNR (non-GAAP)	$113,150	$127,214	$76,230

WSFS Bank Center	WSFS Bank Place	22
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

Three months ended
March 31, 2023
Calculation of effective AOCI
Unrealized losses on AFS securities	$510,522
Unrealized losses on securities transferred from AFS to HTM	104,338
Unrecognized fair value losses on HTM securities	58,943
Effective AOCI (non-GAAP)	$673,803